As filed with the U.S. Securities and Exchange Commission on April 16, 2020

Registration No. 333-233939

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 3
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIAMOND S SHIPPING INC.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	4412	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

33 Benedict Place
Greenwich, Connecticut 06830
(203) 413-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig H. Stevenson, Jr.
Chief Executive Officer, President and Director
Diamond S Shipping Inc.
33 Benedict Place
Greenwich, Connecticut 06830
(203) 413-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Edward S. Horton, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574-1200 (telephone number)
(212) 480-8421 (facsimile number)

Approximate date of commencement of proposed sale to the public: Not Applicable.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller Reporting Company ☐
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES AND WITHDRAWAL OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-233939) of Diamond S Shipping Inc. (the “Registrant”), initially filed with the Securities and Exchange Commission (the “Commission”) on September 26, 2019 and initially declared effective by the Commission on October 3, 2019 (the “Registration Statement”), hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and not otherwise sold thereunder and seeks to discontinue the effectiveness and withdraw the Registration Statement. To date, the selling shareholders named in the Registration Statement have sold an aggregate of 5,285,715 common shares registered pursuant to the Registration Statement, with an aggregate of 12,589,120 common shares remaining unsold.

Subsequent to the effectiveness of the Registration Statement, the Registrant became eligible to use Form S-3. The Registrant intends to file with the Commission a new shelf registration statement on Form S-3 to register the unsold securities registered pursuant to the Registration Statement.

In accordance with the Registrant’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the Registrant is deregistering by means of this post-effective amendment any securities remaining unsold under the Registration Statement.

The Registrant hereby requests that, pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the aggregate total dollar amount of the filing fee of $16,142.98, associated with the unsold securities, be used to offset against the total filing fees due for subsequent registration statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, Connecticut, on the 16th day of April, 2020.

DIAMOND S SHIPPING INC.

By:	/s/ Kevin M. Kilcullen
Name: Kevin M. Kilcullen
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 16, 2020.

	Signature	Title

	/s/ *	Chief Executive Officer, President and Director (Principal Executive Officer)
Craig H. Stevenson, Jr.

	/s/ Kevin M. Kilcullen	Chief Financial Officer (Principal Financial and Accounting Officer)
Kevin M. Kilcullen

	/s/ *	Director
Alexandra Kate Blankenship

	/s/ *	Director
Gerasimos G. Kalogiratos

	/s/ *	Director
Harold L. Malone III

	/s/ *	Director
Nadim Z. Qureshi

	/s/ *	Director
Bart H. Veldhuizen

*By:	/s/ Kevin M. Kilcullen
Kevin M. Kilcullen
Attorney-in-fact